As filed with the Securities and Exchange Commission on March 28, 2008
Registration No. 333-145588

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 2
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORION MARINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1600 (Primary Standard Industrial Classification Code)	26-0097459 (I.R.S. Employer Identification Number)
12550 Fuqua
Houston, Texas 77034
(713) 852-6500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive officers)
J. Michael Pearson
President and Chief Executive Officer
12550 Fuqua, Houston, Texas 77034
(713) 852-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies Requested to:
Kyle K. Fox, Esq.
Vinson & Elkins LLP
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, Texas 78746
Telephone: (512) 542-8539
Fax: (512) 236-3340

     Approximate date of commencement of proposed sale to the public: . Not applicable.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on August 20, 2007.
     No exhibits are filed with this Post-Effective Amendment No. 2.

     THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-1 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT
     On December 19, 2007, the Securities and Exchange Commission (the “Commission”) declared effective a Registration Statement on Form S-1 (File No. 333-145588) (the “Registration Statement”) of Orion Marine Group, Inc. (the “Registrant”) relating to the resale from time to time of up to 20,949,196 common shares (the “Registered Shares”) of the Registrant by the selling shareholders named in the Registration Statement pursuant to the plan of distribution set forth therein. The Registrant has supplemented the prospectus (the “Prospectus”) included in the Registration Statement with the information set forth in Prospectus Supplement No. 1 dated December 28, 2007, Prospectus Supplement No. 2 dated March 3, 2008 and Prospectus Supplement No. 3 dated March 19, 2008, filed with the Commission. The Registrant has amended the Registration Statement pursuant to Post-Effective Amendment No. 1 dated March 20, 2008.
     Registrant determined that it will no longer maintain effectiveness of the Registration Statement in light of the Commission’s recent amendments to Rule 144 under the Securities Act of 1933, as amended, which would enable non-affiliate shareholders of the Registrant’s shares covered by the Registration Statement to freely resell those shares if the applicable conditions of the amended Rule 144 are met. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 2, a total of 15,747,468 Registered Shares, which are all of the Registered Shares that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 28th day of March, 2008.

ORION MARINE GROUP, INC. (Registrant)
By:	/s/ J. Michael Pearson
	Name:	J. Michael Pearson
	Title:	President and Chief Executive Officer

Signature	Title	Date

/s/ J. Michael Pearson J. Michael Pearson	President and Chief Executive Officer (Principal Executive Officer)	March 28, 2008

/s/ Mark Stauffer* Mark Stauffer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2008

/s/ Richard L. Daerr, Jr.* Richard L. Daerr, Jr.	Chairman of the Board	March 28, 2008

/s/ Thomas N. Amonett* Thomas N. Amonett	Director	March 28, 2008

/s/ Austin J. Shanfelter* Austin J. Shanfelter	Director	March 28, 2008

/s/ Gene Stoever* Gene Stoever	Director	March 28, 2008

/s/ J. Michael Pearson *By: J. Michael Pearson Attorney-in-Fact